EXHIBIT 32.1

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350,

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ForeFront Holdings, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Richard M. Gozia, Interim Chief Executive Officer of the Company, and Randall J. Frapart, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

1. The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of ForeFront Holdings, Inc.

Dated: November 29, 2007

/s/ Richard M. Gozia
Richard M. Gozia
Interim Chief Executive Officer

/s/ Randall J. Frapart
Randall J. Frapart
Chief Financial Officer